UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2010

Dorman Products, Inc.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Comar, Pennsylvania 18915
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (215) 997-1800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2010, Dorman Products, Inc (the "Borrower") entered into Amendment No. 2 ("Amendment No. 2") to the Third Amended and Restated Credit and Security Agreement, dated July 24, 2006, with Wells Fargo Bank, National Association, (successor by merger to Wachovia Bank, National Association) (the “Bank"), as amended by Amendment No. 1 dated December 24, 2007 (the "Agreement").  The Agreement provides the Borrower with a $30 million maximum aggregate credit facility.  A copy of Amendment No. 2 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.  A copy of the Agreement and related documents have been filed as exhibits to the Current Report on Form 8-K dated July 27, 2006.  A copy of Amendment No. 1 and related documents have been filed as exhibits to the Current Report on Form 8-K dated January 2, 2008.  The description set forth herein is qualified in its entirety by reference to the Amendments and the Agreement and related documents.

Amendment No. 2 amends the Agreement by extending the Revolving Credit Termination Date to June 30, 2013 and granting Borrower the right to terminate the Agreement at any time upon thirty (30) Business Days prior written notice to the Bank and upon repayment of the Loans in full.  Under Amendment No. 2, the borrowing rate will fluctuate between LIBOR plus 100 basis points and LIBOR plus 250 basis points and the fee for unused Credit Facilities will fluctuate between 0.15% and 0.25% of the unused Credit Facility based on the ratio of the Company's Consolidated Funded Debt to Consolidated EBITDA.  Under Amendment No. 2, the definition of Consolidated Funded Debt is amended to include borrowings with a maturity of less than one year and outstanding letters of credit.

In addition to the foregoing, Amendment No. 2 amends the Agreement by (i) increasing the Borrower’s permitted purchase money security interest amount from $500,000 to $1,000,000, (ii) increasing the amount of the Borrower’s permitted Liens not listed on the date of the Agreement from $250,000 to $500,000, and (iii) increasing the amount of aggregate consideration that the Borrower is permitted to spend for an acquisition from $15,000,000 to $25,000,000.

The Agreement contains affirmative and negative covenants typical of this type of facility, including: (i) restrictions on Borrower's and its Subsidiaries' ability to allow liens on their assets, (ii) restrictions on the incurrence of indebtedness, (iii) restrictions on the Borrower's and its Subsidiaries' ability to dispose of assets, engage in mergers or acquisitions, make loans or investments, transfer property or make payments to present or former shareholders, officers, or other Affiliates of Borrower, (iv) the requirement that the Borrower will maintain a Consolidated Total Funded Debt to EBITDA ratio of no more than 2:50:1.00 for each quarter ending on or after June 30, 2006.  The Borrower's obligations under the Agreement are guaranteed by certain of its subsidiaries.

Item 2.02.	Results of Operation and Financial Condition.

The information being furnished in this Item 2.02 and in Exhibit 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

On April 27, 2010, Dorman Products, Inc. (the “Company”) issued a press release announcing its operating results for the second quarter ended March 27, 2010.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K.

Certain statements in this report constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  While forward-looking statements sometimes are presented with numerical specificity, they are based on various assumptions made by management regarding future circumstances over many of which the Company has little or no control.  Forward-looking statements may be identified by words including "anticipate," "believe," "estimate," "expect," and similar expressions.  The Company cautions readers that forward-looking statements, including, without limitation, those relating to future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that would cause actual results to differ materially from those indicated in the forward-looking statements.  Factors that could cause actual results to differ from forward-looking statements include but are not limited to competition in the automotive aftermarket industry, concentration of the Company's sales and accounts receivable among a small number of customers, the impact of consolidation in the automotive aftermarket industry, foreign currency fluctuations, dependence on senior management and other risks and factors identified from time to time in the reports the Company files with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  For additional information concerning factors that could cause actual results to differ materially from the information contained in this report, reference is made to the information in  Part I, "Item 1A, Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 2009.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Amendment Number 2 to the Third Amended and Restated Credit Agreement dated April 26, 2010.

99.2	Press Release dated April 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: April 27, 2010	By:	/s/ Mathias J. Barton
	Name:	Mathias J. Barton
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Amendment Number 2 to the Third Amended and Restated Credit Agreement dated April 26, 2010.

99.2	Press Release dated April 27, 2010